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                                                                    Exhibit 7


                          FIRST AMENDMENT TO ALPINE GUARANTY
                          ----------------------------------


         FIRST AMENDMENT (this "Amendment"), dated as of June 11, 1997, among THE ALPINE GROUP, INC., a Delaware corporation (the "Guarantor"), the lenders party to the Term Loan Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Alpine Guaranty referred to below.


                                W I T N E S S E T H :
                                - - - - - - - - - -


         WHEREAS, Refraco Inc. (the "Borrower"), the Banks and the Administrative Agent, have entered into a Term Loan Agreement, dated as of April 15, 1997, providing for the making of loans as contemplated therein (as amended, modified or supplemented through the date hereof, the "Term Loan Agreement");

         WHEREAS, in connection with the initial execution of the Term Loan Agreement, the Guarantor entered into the Alpine Guaranty, dated as of April 15, 1997 (as amended, modified or supplemented through the date hereof, the "Alpine Guaranty"); and

         WHEREAS, the parties hereto wish to amend the Alpine Guaranty as provided herein;

         NOW, THEREFORE, it is agreed:


I.  AMENDMENTS TO ALPINE GUARANTY

         1. Section 12 of the Alpine Guaranty is hereby amended by deleting clause (a) thereof in its entirety and inserting the following new clause (a) in lieu thereof:

         "(a) Liens. Not create, assume or suffer to exist any Lien upon any of the Superior Pledged Stock (as defined below), except for Liens created pursuant to the Alpine Pledge Agreement."


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         2.   The text of Section 12(b) of the Alpine Guaranty is hereby deleted in its entirety and the following new text is inserted in lieu:

         "Intentionally omitted."


         3. The text of Section 12(c) of the Alpine Guaranty is hereby deleted in its entirety and the following new text is inserted in lieu thereof:

         "Intentionally omitted."

         3. Section 12(d) of the Alpine Guaranty is hereby amended by deleting the existing text thereof in its entirety and inserting the following new text in lieu thereof:

         "The Guarantor shall take all action as is needed so that Superior Stock with a fair market value of $60 million is pledged, and delivered for pledge, pursuant to the Alpine Pledge Agreement (with the pledged stock described above in this sentence, together with any additional shares of stock, certificates or other instruments of Superior received in respect thereof, or otherwise pledged or required to be pledged hereunder, after the Closing Date, being herein called the "Superior Pledged Stock", and with any Superior Stock owned by the Guarantor which is not required to be pledged pursuant to the Alpine Pledge Agreement being herein called the "Non-Pledged Superior Stock"); provided that at the end of each fiscal quarter, the Guarantor shall deliver a certificate to the Administrative Agent establishing the fair market value of the Superior Pledged Stock (it is understood that all determinations of the fair market value of the Superior Pledged Stock shall be made on a basis reasonably satisfactory to the Administrative Agent) and (x) in the event that the fair market value of the Superior Pledged Stock at the time of such determination is less than $60 million, the Guarantor shall, within 10 days of such determination, pledge and deposit with the Collateral Agent such additional shares of Superior Stock (or certificates or instruments representing such Superior Stock) as is necessary to increase the fair market value of the Superior Pledged Stock to $60 million in accordance with the terms and provisions of the Alpine Pledge Agreement and (y) in the event that the fair market value of the Superior Pledged Stock, at the time of such determination, is in excess of $60 million, the Collateral Agent shall, at the request and expense of the Guarantor, release the security interest in that number of shares of Superior Stock as is necessary to reduce the fair market value of the Superior Pledged Stock to $60 million and transfer and deliver the same to the Guarantor. Notwithstanding anything herein


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    to the contrary, at the option of the Guarantor, the Guarantor may elect to pledge and deposit with the Collateral Agent cash and Cash Equivalents with a fair market value of $60 million in lieu of Superior Stock with a fair market value of $60 million, or any combination of cash, Cash Equivalents and Superior Stock with a fair market value of $60 million; provided, that if the Guarantor elects to pledge and deposit cash or Cash Equivalents with the Collateral Agent, such cash or Cash Equivalents shall be pledged and deposited with the Collateral Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Collateral Agent and all actions shall be taken in connection therewith which are necessary or which the Collateral Agent may reasonably request in order to ensure that the security interest of the Collateral Agent in all such cash and Cash Equivalents constitutes a first priority perfected security interest. To the extent any proceeds are received in respect of the Superior Pledged Stock (including, without limitation, cash distributions or dividends, distributions of assets and additional shares of stock, and any stock received in connection with stock splits, exchanges or otherwise), such proceeds shall be delivered immediately to the Collateral Agent in accordance with the requirements of the Alpine Pledge Agreement and continue to be held as security thereunder; provided that (x) so long as no Default or Event of Default is then in existence, cash proceeds representing regular quarterly dividends paid by Superior with respect to the Superior Pledged Stock (in each case so long as such dividends do not constitute an extraordinary, liquidating or other distribution in return of capital) shall be released from the Alpine Pledge Agreement in accordance with the terms thereof and paid over to the Guarantor and (y) so long as no Default or Event of Default is then in existence pursuant to any of Sections 8.01, 8.05 and 8.06 of the Term Loan Agreement, all other proceeds so received shall be released to the Guarantor, but only if the Guarantor certifies, and establishes to the reasonable satisfaction of the Administrative Agent, that the fair market value of the remaining
    Collateral at such time deposited pursuant to the Alpine Pledge Agreement (or the cash collateral agreement referenced in the immediately preceding sentence) has an aggregate fair market value of at least $60 million."


II. MISCELLANEOUS PROVISIONS.

         1. The Guarantor hereby reaffirms its obligations under the Alpine Guaranty.

         2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Alpine Guaranty.


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         3.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Guarantor and the Administrative Agent.

         4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Guarantor and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

         6. From and after the First Amendment Effective Date, all references in the Alpine Guaranty and in the other Credit Documents to the Alpine Guaranty shall be deemed references to the Alpine Guaranty as amended hereby.


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                             THE ALPINE GROUP, INC.



                             By /s/ Bragi F. Schut
                               -----------------------------
                             Title: Executive Vice President


                             BANKERS TRUST COMPANY,
                             Individually and as Administrative Agent


                             By /s/ Gina S. Thompson
                               -----------------------------
                             Title: Vice President